UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2011

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102-3110

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 3, 2011, the Bylaws of Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) were amended to reflect the current Amended and Restated Certificate of Designation regarding the voting common stock.

Section 2.2, as amended, is set forth below in its entirety:

Section 2.2 Common Stock. The voting common stock of the Corporation (the “Common Stock”) shall consist of such number of shares as may be issued or authorized for issuance from time to time by the Board of Directors (without limitation upon the authority of the Board of Directors to authorize the issuance of additional shares from time to time). The Common Stock shall have the designation, powers, rights, privileges, qualifications, limitations, restrictions, terms and conditions set forth in the Eighth Amended and Restated Certificate of Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Voting Common Stock adopted on September 10, 2008, as further amended or restated from time to time (the “Common Stock Certificate of Designation”). No holder of Common Stock shall as such holder have any preemptive right to purchase or subscribe for any other shares, rights, options, or other securities of any class of the Corporation which at any time may be sold or offered for sale by the Corporation.

A copy of the company’s amended and restated Bylaws is filed as Exhibit 3.1 to this Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

  (d)  Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

3.1	Bylaws of the Federal Home Loan Mortgage Corporation, as amended and restated June 3, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ John R. Dye

John R. Dye
Senior Vice President — Principal Deputy General Counsel, Corporate Affairs

Date: June 7, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Bylaws of the Federal Home Loan Mortgage Corporation, as amended and restated June 3, 2011